UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2006
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Health Care REIT, Inc. (the “Company”) is filing this Current Report on Form 8-K to report changes to its compensation arrangements with its executive officers and non-employee directors.
Summary of Executive Compensation Program
     The three key components of the executive officer compensation program of the Company are base salaries, annual incentive compensation and long-term incentive awards under the Company’s 2005 Long-Term Incentive Plan (the “Plan”).
     Base Salaries. The executive officers’ base salaries are established in their employment agreements if they have one, and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate.
     Annual Incentive Compensation. Annual incentive compensation payments to executive officers are based on the achievement of pre-established corporate and individual goals for the performance year. Eighty percent of the incentive compensation opportunity for Messrs. Chapman and Braun, and generally 60% of the incentive compensation opportunity for the other executive officers, are based on objective corporate performance goals. The remainder of each executive’s incentive compensation opportunity is based on other pre-established performance factors. With respect to Mr. Herman, 50% of his annual incentive compensation is based on the factors mentioned above and 50% is based on the investment activity of the Company. For each executive, a range of earnings opportunity is established at the beginning of the performance period corresponding to three levels of performance (a threshold, target and high performance level) for the annual cash bonus. The corporate performance goals set by the Compensation Committee for the annual incentive program relate to (1) funds available for distribution (FAD) per share (a measure of financial earnings performance for REITs); (2) net real estate investments; and (3) maintenance of credit ratings.
     On January 23, 2006, the Compensation Committee awarded annual cash bonuses for performance in 2005 to the named executive officers (the executive officers who are expected to be named in the Company’s 2006 Proxy Statement), in the amounts set forth below. In addition, the Compensation Committee established the 2006 base salaries for each named executive officer:

NAME	TITLE	2005 CASH BONUS	2006 BASE SALARY

George L. Chapman	Chairman and Chief Executive Officer	$619,445	$536,852

Raymond W. Braun	President and Chief Financial Officer	$357,500	$338,000

Charles J. Herman, Jr.	Vice President and Chief Investment Officer	$301,684	$275,000

Jeffrey H. Miller	Vice President and General Counsel	$168,520	$263,120

Scott A. Estes	Vice President — Finance	$102,060	$187,110
     Long-Term Incentive Compensation. The Plan has been the Company’s primary vehicle for providing long-term incentive compensation to executive officers, and is intended to enable the Company to provide its executive officers and other key employees with competitive equity-based compensation in order to align management and stockholder interests, enhance focus on the creation of stockholder value, and support the long-term retention of key contributors. Under the terms of the Plan, the Compensation Committee has authority to approve stock options, restricted stock or other equity-based incentive awards to executive officers and key employees and to determine the terms of these awards.
     Similar to the annual incentive program, long-term incentive awards for executive officers are based on the achievement of pre-established corporate and individual goals for the performance years. For 2005, 75% of the value of the long-term incentive compensation award was based on corporate performance goals set by the Compensation Committee, which related to (1) three-year total stockholder return relative to the three-year NAREIT

Index; (2) net real estate investments; and (3) FAD payout ratio. The remaining 25% of the value of the long-term award was based on a qualitative assessment of individual performance. Based on the attainment of performance goals during 2005, the Compensation Committee approved on January 23, 2006 a specific dollar amount of long-term incentive compensation value for each executive officer, and then converted these dollar amounts into a number of restricted shares and a number of options with and without dividend equivalent rights. Seventy-five percent of the value of the long-term incentive compensation earned by each executive officer was granted in the form of shares of restricted stock, 12.5% was granted as stock options with dividend equivalent rights and the remaining 12.5% was granted as stock options without dividend equivalent rights. Both the options and restricted shares vest ratably over five years, and cash payments attributable to dividend equivalent rights will accrue and be paid only when the corresponding option has vested. Occasionally, due to extraordinary performance, additional awards may be granted. The Form of Stock Option Agreement (with Dividend Equivalent Rights) for Executive Officers and the Form of Stock Option Agreement (without Dividend Equivalent Rights) for Executive Officers are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Summary of Director Compensation
     For the 2006 calendar year, each non-employee member of the Board of Directors of the Company will receive an annual retainer of $45,000, payable in equal quarterly installments. Additionally, each of the chairs of the Audit Committee and the Compensation Committee will be paid an annual fee of $10,000 and the chair of the Nominating/Corporate Governance Committee will be paid $7,500. If the Board of Directors holds more than four meetings in a year, each non-employee member of the Board will receive $1,500 for each meeting attended in excess of four meetings. With respect to the Audit, Compensation, Executive and Nominating/Corporate Governance Committees, if any of these committees holds more than four meetings in a year, each non-employee member of these committees will receive $1,000 for each meeting attended in excess of four meetings.
     Non-employee directors of the Company are eligible to receive a variety of equity awards under the Plan, including dividends with respect to the shares of common stock of Health Care REIT, Inc., par value $1.00 per share (the “Shares”), covered by an award. On January 23, 2006, the Compensation Committee, which administers the Plan, granted each of the non-employee directors deferred stock units with a value of $70,000 (the “Units”). The recipients are entitled to dividend equivalent rights with respect to the Shares and the Units will vest in three equal installments on the first three anniversaries of the date of the grant. The Form of Deferred Stock Unit Grant Agreement for Non-Employee Directors is attached as Exhibit 10.3 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
None.
(b) Pro Forma Financial Information.
None.

(c) Exhibits.
10.1	Form of Stock Option Agreement (with Dividend Equivalent Rights) for Executive Officers under the 2005 Long-Term Incentive Plan.

10.2	Form of Stock Option Agreement (without Dividend Equivalent Rights) for Executive Officers under the 2005 Long-Term Incentive Plan.

10.3	Form of Deferred Stock Unit Grant Agreement for Non-Employee Directors under the 2005 Long-Term Incentive Plan.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

	By:	/s/ GEORGE L. CHAPMAN
Its: Chairman of the Board and Chief Executive Officer	George L. Chapman

Dated: January 27, 2006